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                                                                    EXHIBIT 10.1

                                  SYNTEL, INC.

              AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN

                            (EFFECTIVE JUNE 1, 2006)

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                                TABLE OF CONTENTS


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I. GENERAL PROVISIONS......................................................
  1.1     ESTABLISHMENT....................................................
  1.2     PURPOSE..........................................................
  1.3     PLAN DURATION....................................................
  1.4     DEFINITIONS......................................................
  1.5     ADMINISTRATION...................................................
  1.6     PARTICIPANTS.....................................................
  1.7     STOCK............................................................
  1.8     REPRICING........................................................
II. STOCK OPTIONS..........................................................
  2.1     GRANT OF OPTIONS.................................................
  2.2     INCENTIVE STOCK OPTIONS..........................................
  2.3     OPTION PRICE.....................................................
  2.4     PAYMENT FOR OPTION SHARES........................................
III. STOCK APPRECIATION RIGHTS.............................................
  3.1     GRANT OF STOCK APPRECIATION RIGHTS...............................
  3.2     EXERCISE PRICE...................................................
  3.3     EXERCISE OF STOCK APPRECIATION RIGHTS............................
  3.4     STOCK APPRECIATION RIGHT PAYMENT.................................
  3.5     MAXIMUM STOCK APPRECIATION RIGHT AMOUNT PER SHARE................

IV. RESTRICTED STOCK AND UNITS.............................................
  4.1     GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS.............
  4.2     RESTRICTED STOCK AGREEMENT.......................................
  4.3     TRANSFERABILITY..................................................
  4.4     OTHER RESTRICTIONS...............................................
  4.5     VOTING RIGHTS....................................................
  4.6     DIVIDENDS AND DIVIDEND EQUIVALENTS...............................
  4.7     SETTLEMENT OF RESTRICTED STOCK UNITS.............................

V. PERFORMANCE AWARDS......................................................
  5.1     GRANT OF PERFORMANCE AWARDS......................................
  5.2     TERMS OF PERFORMANCE AWARDS......................................
VI. ANNUAL INCENTIVE AWARDS................................................
  6.1     GRANT OF ANNUAL INCENTIVE AWARDS.................................
  6.2     PAYMENT OF ANNUAL INCENTIVE AWARDS...............................
VII. CODE SECTION 162(m) PERFORMANCE MEASURE AWARDS........................
  7.1     AWARDS GRANTED UNDER CODE SECTION 162(m).........................
  7.2     ATTAINMENT OF CODE SECTION 162(m) GOALS..........................
  7.3     INDIVIDUAL PARTICIPANT LIMITATIONS...............................
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VIII. TERMINATION OF EMPLOYMENT OR SERVICES................................
  8.1     OPTIONS AND STOCK APPRECIATION RIGHTS............................
  8.2     RESTRICTED STOCK AND RESTRICTED STOCK UNITS......................
  8.3     PERFORMANCE AWARDS...............................................
  8.4     ANNUAL INCENTIVE AWARDS..........................................
  8.5     OTHER PROVISIONS.................................................
IX. ADJUSTMENTS AND CHANGE IN CONTROL......................................
  9.1     ADJUSTMENTS......................................................
  9.2     CHANGE IN CONTROL................................................
X. MISCELLANEOUS...........................................................
  10.1    PARTIAL EXERCISE/FRACTIONAL SHARES...............................
  10.2    RIGHTS PRIOR TO ISSUANCE OF SHARES...............................
  10.3    NON-ASSIGNABILITY; CERTIFICATE LEGEND; REMOVAL...................
  10.4    SECURITIES LAWS..................................................
  10.5    FOREIGN LAW RESTRICTIONS.........................................
  10.6    WITHHOLDING TAXES................................................
  10.7    TERMINATION AND AMENDMENT........................................
  10.8    CODE SECTION 409A................................................
  10.9    EFFECT ON EMPLOYMENT OR SERVICES.................................
  10.10   USE OF PROCEEDS..................................................
  10.11   SEVERABILITY.....................................................
  10.12   BENEFICIARY DESIGNATION..........................................
  10.13   UNFUNDED OBLIGATION..............................................
  10.14   APPROVAL OF PLAN.................................................
  10.15   GOVERNING LAW....................................................








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                                  SYNTEL, INC.
              AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN
                            (EFFECTIVE JUNE 1, 2006)

                              I. GENERAL PROVISIONS

     1.1 ESTABLISHMENT. On April 17, 2006 the Board of Directors ("Board") of Syntel, Inc. ("Corporation") adopted the Syntel, Inc. 2006 Stock Option and Incentive Plan ("Plan"), subject to the approval of shareholders at the Corporation's annual meeting of shareholders on June 1, 2006. The Plan amends and restates the 1997 Stock Option and Incentive Plan that was approved by the shareholders on April 1, 1997.

     1.2 PURPOSE.   The purpose of the Plan is to (a) promote the best interests of the Corporation and its shareholders by encouraging Employees and Non-Employee Directors of the Corporation and its Subsidiaries to acquire an ownership interest in the Corporation by granting stock-based Awards, thus aligning their interests with those of shareholders, and (b) enhance the ability of the Corporation to attract, motivate and retain qualified Employees and Non-Employee Directors. It is the further purpose of the Plan to authorize certain Awards that will constitute performance based compensation, as described in Code
Section 162(m) and Treasury regulations promulgated thereunder.

     1.3 PLAN DURATION. Subject to shareholder approval, the Plan shall become effective on June 1, 2006 and shall continue in effect until its termination by the Board; provided, however, that no new Awards may be granted on or after May 31, 2016.

     1.4 DEFINITIONS.   As used in this Plan, the following terms have the
meaning described below:

          (A) "AGREEMENT" means the written document that sets forth the terms of a Participant's Award.

          (B) "ANNUAL INCENTIVE AWARD" means an Award that is granted in accordance with Article VI.

          (C) "AWARD" means any form of Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Annual Incentive Award or other incentive award granted under the Plan.

          (D) "BOARD" means the Board of Directors of the Corporation.

          (E) "CHANGE IN CONTROL" for purposes other than Code Section 409A means the occurrence of any of the following events: (i) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of fifty-one percent, or more, of the outstanding Common Stock of the Corporation in a single transaction or a series of related transactions within a one-year period; (ii) a sale of all or substantially all of the assets of the Corporation to any person, firm or corporation; or (iii) a merger or similar transaction between the Corporation and another entity if shareholders of the Corporation do not won a majority of the voting stock of the corporation surviving the transaction and a majority in value of the total outstanding stock of such surviving corporation after the transaction; provided however, that any such event involving any of the current shareholders of the Corporation as of the date of adoption of this Plan by the Board (or any entity at any time controlled by any such shareholder or shareholders) shall not be included within the meaning of "Change in Control."

          (F) "CHANGE IN CONTROL" for Code Section 409A purposes, means the occurrence of any of the following events:

               (i) If any one person, or more than one person acting as a group (as defined in Code Section 409A and IRS guidance issued thereunder), acquires ownership of Common Stock of the Corporation that, together with stock held by such person or group, constitutes more than fifty
          (50) percent of the total fair market value or total voting power of the Common Stock of the Corporation. However, if any one person or more than one person acting as a group, is considered to own more than fifty (50) percent of the total fair market value or total voting power of the Common Stock of the Corporation, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control, or to cause a change in the effective control of the Corporation (within the meaning of Code Section 409A and IRS guidance issued thereunder). An increase in the percentage of Common Stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Corporation acquires its stock in




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          exchange for property shall be treated as an acquisition of stock for purposes of this Section. This paragraph applies only when there is a transfer of stock of the Corporation (or issuance of stock of the Corporation) and stock in such Corporation remains outstanding after the transaction.

               (ii) If any one person, or more than one person acting as a group (as determined in accordance with Code Section 409A and IRS guidance thereunder), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Common Stock of the Corporation possessing thirty-five (35) percent or more of the total voting power of the Common Stock of the Corporation; or

               (iii) If a majority of members on the Corporation's Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Corporation's Board prior to the date of the appointment or election (provided that for purposes of this paragraph, the term Corporation refers solely to the "relevant" Corporation, as defined in Code
          Section 409A and IRS guidance issued thereunder), for which no other Corporation is a majority shareholder.

               (iv) If there is a change in the ownership of a substantial portion of the Corporation's assets, which shall occur on the date that any one person, or more than one person acting as a group (within the meaning of Code Section 409A and IRS guidance issued thereunder) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation that have a total gross fair market value equal to or more than forty (40) percent of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

          (G) "CHANGE IN POSITION" means, with respect to any Participant; 9i) such Participant's involuntary termination of employment; or (ii) a significant reduction in such Participant's duties, responsibilities, compensation and/or fringe benefits, or the assignment to such participant of duties inconsistent with his position (all as in effect immediately prior to a Change in Control), whether or not such Participant voluntarily terminates employment as a result thereof.

          (H) "CODE" means the Internal Revenue Code of 1986, as amended.

          (I) "COMMITTEE" means the Compensation Committee of the Board, or any other committee or sub-committee of the Board, designated by the Board from time to time, comprised solely of two or more Directors who are "Non-Employee Directors," as defined in Rule 16b-3 of the Exchange Act, "Outside Directors" as defined in Code Section 162(m) and Treasury regulations thereunder, and "Independent Directors" for purposes of the rules and regulations of the Stock Exchange. The failure of a Committee member to qualify under any of these requirements shall not invalidate any Award made by the Committee, if the Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time, at the discretion of the Board.

          (J) "COMMON STOCK" means shares of the Corporation's authorized common stock.

          (K) "CORPORATION" means Syntel, Inc., a Michigan corporation.

          (L) "DIRECTOR" means an individual who has been elected or appointed to serve as a Director of the Corporation.

          (M) "DISABILITY" means total and permanent disability, as defined in Code Section 22(e); provided, however, that for purposes of a Code Section 409A distribution event, "disability" shall be defined under Code Section 409A and IRS guidance issued thereunder.

          (N) "DIVIDEND EQUIVALENT" means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividend paid on one share




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     of Common Stock for each share of Common Stock represented by an Award held by such Participant. Dividend Equivalents shall not be paid on Option or Stock Appreciation Right Awards.

          (O) "EMPLOYEE" means an individual who has an "employment relationship" with the Corporation or a Subsidiary, as defined in Treasury Regulation 1.421-7(h), and the term "employment" means employment with the Corporation, or a Subsidiary of the Corporation.

          (P) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          (Q) "FAIR MARKET VALUE" means for purposes of determining the value of Common Stock on the Grant Date, the Stock Exchange closing price of the Corporation's Common Stock as reported in The Wall Street Journal (or as otherwise reported by such Stock Exchange) for the Grant Date. In the event that there are no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions. Unless otherwise specified in the Plan, "Fair Market Value" for purposes of determining the value of Common Stock on the date of exercise means the closing price of the Common Stock on the Stock Exchange for the last date preceding the exercise on which there were Common Stock transactions.

          (R) "GRANT DATE" means the date on which the Committee authorizes an Award, or such later date as shall be designated by the Committee.

          (S) "INCENTIVE STOCK OPTION" means an Option that is intended to meet the requirements of Section 422 of the Code.

          (T) "NONQUALIFIED STOCK OPTION" means an Option that is not an Incentive Stock Option.

          (U) "OPTION" means either an Incentive Stock Option or a Nonqualified Stock Option.

          (V) "PARTICIPANT" means an Employee (including an Employee who is a Director) or Non-Employee Director, who is designated by the Committee to participate in the Plan.

          (W) "PERFORMANCE AWARD" means any Award of Performance Shares or Performance Units granted pursuant to Article V.

          (X) "PERFORMANCE MEASURES" means the measures of performance of the Corporation and its Subsidiaries used to determine a Participant's entitlement to an Award under the Plan. Such performance measures shall have the same meanings as used in the Corporation's financial statements, or, if such terms are not used in the Corporation's financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Corporation's industry. Performance Measures shall be calculated with respect to the Corporation and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures shall be calculated in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee, prior to the accrual or payment of any Award under this Plan for the same performance period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance goals. Performance Measures shall be one or more of the following, or a combination of any of the following, on an absolute or peer group comparison, as determined by the Committee:

       - earnings (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings, including each of the above on a per share and/or segment basis);

       - sales/net sales;

       - return on net sales (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, operating cash flow or cash earnings as a percentage of net sales);

       - sales growth;





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       - cash flow;

       - operating cash flow;

       - free cash flow;

       - discounted cash flow;

       - working capital;

       - market capitalization;

       - cash return on investment -- CRI;

       - return on capital;

       - return on cost of capital;

       - shareholder value;

       - return on equity;

       - total shareholder return;

       - return on investment;

       - economic value added;

       - return on assets/net assets;

       - stock trading multiples (as measured vs. investment, net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, cash earnings or operating cash flow);

       - stock price;

       - attainment of strategic or operational initiatives.

          (Y) "PERFORMANCE SHARE" means any grant pursuant to Article V and
     Section 5.2(b)(i).

          (Z) "PERFORMANCE UNIT" means any grant pursuant to Article V and
     Section 5.2(b)(ii).

          (AA) "PLAN" means the Amended and Restated Stock Option and Incentive Plan, the terms of which are set forth herein, and any amendments thereto.

          (BB) "RESTRICTION PERIOD" means the period of time during which a Participant's Restricted Stock or Restricted Stock Unit is subject to restrictions and is nontransferable.

          (CC) "RESTRICTED STOCK" means Common Stock granted pursuant to Article IV that is subject to a Restriction Period.

          (DD) "RESTRICTED STOCK UNIT" means a right granted pursuant to Article IV to receive Restricted Stock or an equivalent value in cash.

          (EE) "RETIREMENT" means termination of employment on or after attainment of age 65.

          (FF) "SECURITIES ACT" means the Securities Act of 1933, as amended.

          (GG) "STOCK APPRECIATION RIGHT" means the right to receive a cash or Common Stock payment from the Corporation, in accordance with Article III of the Plan.

          (HH) "STOCK EXCHANGE" means the principal national securities exchange on which the Common Stock is listed for trading, or, if the Common Stock is not listed for trading on a national securities exchange, such other recognized trading market or quotation system upon which the largest number of shares of Common Stock has been traded in the aggregate during the last 20 days before a Grant Date, or date on which an Option is exercised, whichever is applicable.

          (II) "SUBSIDIARY" means a corporation or other entity defined in Code
     Section 424(f).




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          (JJ) "SUBSTITUTE AWARDS" shall mean Awards granted or shares issued by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines.

          (KK) "VESTED" or "VESTING" means the extent to which an Award granted or issued hereunder has become exercisable or any applicable Restriction Period has terminated in accordance with the Plan and the terms of any respective Agreement pursuant to which such Award was granted or issued.

     1.5 ADMINISTRATION.

     (A) The Plan shall be administered by the Committee. The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Award granted under the Plan shall be final and binding upon all Participants. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

     (B) In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, but, in the case of Awards designated as Awards under Code Section 162(m), subject to the requirements of Code Section 162(m), the Committee shall have the full and final power and authority, in its discretion to:

          (i) amend, modify, or cancel any Award, or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

          (ii) subject to Code Section 409A, accelerate, continue, or defer the exercisability or Vesting of any Award or any shares acquired pursuant thereto;

          (iii) authorize, in conjunction with any applicable deferred compensation plan of the Corporation, that the receipt of cash or Common Stock subject to any Award under this Plan may be deferred under the terms and conditions of such deferred compensation plan;

          (iv) determine the terms and conditions of Awards granted to Participants; and

          (v) establish such other Awards, besides those specifically enumerated in the Plan, which the Committee determines are consistent with the Plan's purposes.

     1.6 PARTICIPANTS.   Participants in the Plan shall be such Employees
(including Employees who are Directors) and Non-Employee Directors of the Corporation and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee may grant Awards to an individual upon the condition that the individual become an Employee or Non-Employee Director of the Corporation or of a Subsidiary, provided that the Award shall be deemed to be granted only on the date that the individual becomes an Employee or Non-Employee Director, as applicable.

     1.7 STOCK.

     (A) The Corporation has reserved eight million (8,000,000) shares of the Corporation's Common Stock for issuance pursuant to stock-based Award (all of which may be granted as Incentive Stock Options under the Plan). All provisions in this Section 1.7 shall be adjusted, as applicable, in accordance with Article IX.

     (B) If any shares subject to an Award are forfeited, cancelled, expire or otherwise terminate without issuance of such shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such Award, the shares shall, to the extent of such forfeiture, cancellation, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan.

     (C) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of shares or by the withholding of shares by the Corporation, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of shares or by the withholding of shares by the Corporation, then only the number of shares issued net of the shares tendered or withheld shall be counted for purposes of determining the maximum number of shares available for issuance under the Plan.





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     (D) Substitute Awards shall not reduce the shares reserved for issuance under the Plan or authorized for grant to a Participant in any fiscal year. Additionally, in the event that a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors or an affiliate of the Corporation or its Subsidiaries prior to such acquisition or combination.

     1.8 REPRICING.   Without the affirmative vote of holders of a majority of
the shares of Common Stock cast in person or by proxy at a meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding shares is present or represented by proxy, neither the Board nor the Committee shall approve a program providing for either (a) the cancellation of outstanding Options and/or Stock Appreciation Rights and the grant in substitution therefore of any new Awards under the Plan having a lower exercise price than the Fair Market Value of the underlying Common Stock on the original Grant Date, or (b) the amendment of outstanding Options and/or Stock Appreciation Rights to reduce the exercise price thereof below the Fair Market Value of the underlying Common Stock on the original Grant Date. This Section shall not be construed to apply to "issuing or assuming a stock option in a transaction to which section 424(a) applies," within the meaning of Section 424 of the Code.

                                II. STOCK OPTIONS

     2.1 GRANT OF OPTIONS.   The Committee, at any time and from time to time,
subject to the terms and conditions of the Plan, may grant Options to such Participants and for such number of shares of Common Stock as it shall designate. Any Participant may hold more than one Option under the Plan and any other plan of the Corporation or Subsidiary. The Committee shall determine the general terms and conditions of exercise, which shall be set forth in a Participant's Agreement. No Option granted hereunder may be exercised after the tenth anniversary of the Grant Date. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option. Unless otherwise provided in a Participant's Agreement, Options are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder, to the extent applicable.

     2.2 INCENTIVE STOCK OPTIONS.   Any Option intended to constitute an
Incentive Stock Option shall comply with the requirements of this Section 2.2. An Incentive Stock Option only may be granted to an Employee. No Incentive Stock Option shall be granted with an exercise price below the Fair Market Value of Common Stock on the Grant Date nor with an exercise term that extends beyond ten
(10) years from the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Corporation or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than five (5) years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of a Subsidiary) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or violates any other Code Section 422 limitation) shall be deemed to constitute a Nonqualified Stock Option.

     2.3 OPTION PRICE.   The Committee shall determine the per share exercise
price for each Option granted under the Plan. No Option may be granted with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date.





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     2.4 PAYMENT FOR OPTION SHARES.

     (A) The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment, and if permitted in a Participant's Agreement, payment may be made by (i) delivery to the Corporation of outstanding shares of Common Stock that have been held at least six (6) months, on such terms and conditions as may be specified in the Participant's Agreement; (ii) by delivery to the Corporation of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Participant's broker to deliver to the Corporation sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Corporation and the brokerage firm; (iii) delivery of other consideration approved by the Committee having a Fair Market Value on the exercise date equal to the total purchase price; (iv) other means determined by the Committee; or (v) any combination of the foregoing. Shares of Common Stock surrendered upon exercise shall be valued at the Stock Exchange closing price for the Corporation's Common Stock on the day prior to exercise, and the shares shall be surrendered to the Corporation.

     (B) Notwithstanding the foregoing, an Option may not be exercised by delivery to or withholding by the Corporation of shares of Common Stock to the extent that such delivery or withholding (i) would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002), or (ii) if there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation under generally accepted accounting principles. Until a Participant has been issued a certificate or certificates for the shares of Common Stock so purchased (or the book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian), he or she shall possess no rights as a record holder with respect to any such shares.

                         III. STOCK APPRECIATION RIGHTS

     3.1 GRANT OF STOCK APPRECIATION RIGHTS.   Stock Appreciation Rights may be
granted, held and exercised in such form and upon such general terms and conditions as determined by the Committee on an individual basis. A Stock Appreciation Right may be granted to a Participant with respect to such number of shares of Common Stock of the Corporation as the Committee may determine. Unless otherwise provided in a Participant's Agreement, Stock Appreciation Rights are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder, to the extent applicable. No Stock Appreciation Right shall be granted with an exercise term that extends beyond ten (10) years from the Grant Date.

     3.2 EXERCISE PRICE.   The Committee shall determine the per share exercise
price for each Stock Appreciation Right granted under the Plan; provided, however, that the exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the shares of Common Stock covered by the Stock Appreciation Right on the Grant Date.

     3.3 EXERCISE OF STOCK APPRECIATION RIGHTS.   A Stock Appreciation Right
shall be deemed exercised upon receipt by the Corporation of written notice of exercise from the Participant. The Committee shall specify in a Participant's Agreement whether payment shall be made in cash or shares of Common Stock, or any combination thereof.

     3.4 STOCK APPRECIATION RIGHT PAYMENT. Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to payment from the Corporation, in cash, shares, or partly in each (as determined by the Committee in accordance with any applicable terms of the Agreement), of an amount equal to the difference between (i) the aggregate Fair Market Value on the exercise date for the specified number of shares being exercised, and (ii) the aggregate exercise price for the specified number of shares being exercised.

     3.5 MAXIMUM STOCK APPRECIATION RIGHT AMOUNT PER SHARE.   The Committee may,
at its sole discretion, establish (at the time of grant) a maximum amount per share which shall be payable upon the exercise of a Stock Appreciation Right, expressed as a dollar amount.

                         IV. RESTRICTED STOCK AND UNITS

     4.1 GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS.   Subject to the
terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock and Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine.

     4.2 RESTRICTED STOCK AGREEMENT.   Each grant of Restricted Stock or
Restricted Stock Units shall be evidenced by an Agreement that shall specify the terms of the restrictions, including the Restriction Period, or periods, the number of Common Stock shares subject to the grant, or units, the purchase price for the shares of Restricted Stock, if any, the form of consideration that may be used to pay the purchase price of the Restricted Stock, including those specified in Section 2.4, and such other general terms and conditions, including performance goals, as the Committee shall determine.

     4.3 TRANSFERABILITY.   Except as provided in this Article IV and Section
10.3 of the Plan, the shares of Common Stock subject to an Award of Restricted Stock or Restricted Stock Units granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or for such period of time as shall be established by the Committee and specified in the applicable Agreement, or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and as set forth in the applicable Agreement.

     4.4 OTHER RESTRICTIONS.   The Committee shall impose such other
restrictions on any shares of Common Stock subject to an Award of Restricted Stock or Restricted Stock Units under the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or State securities laws, and the issuance of a legended certificate of Common Stock representing such shares to give appropriate notice of such restrictions. The Committee shall have the discretion to waive the applicable Restriction Period with respect to all or any part of the Common Stock subject to an Award of Restricted Stock or Restricted Stock Units that has not been granted under Code
Section 162(m).

     4.5 VOTING RIGHTS.   During the Restriction Period, Participants holding
shares of Common Stock subject to a Restricted Stock Award may exercise full voting rights with respect to the Restricted Stock.

     4.6 DIVIDENDS AND DIVIDEND EQUIVALENTS.

     (A) Except as set forth below or in a Participant's Agreement, during the Restriction Period, a Participant shall be entitled to receive all dividends and other distributions paid with respect to shares of Common Stock subject to an Award of Restricted Stock. If any dividends or distributions are paid in shares of Common Stock during the Restriction Period applicable to an Award of Restricted Stock, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Common Stock with respect to which they were paid.

     (B) The Committee, in its discretion, may provide in the Agreement evidencing any Restricted Stock Unit that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Common Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Common Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (i) the amount of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the Restricted Stock Units previously credited to the Participant, by (ii) the Fair Market Value per share of Common Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit. In the event of a dividend or distribution paid in shares of Common Stock or any other adjustment made upon a change in the capital structure of the Corporation as described in Article IX, appropriate adjustments shall be made in the Participant's Restricted Stock Unit so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of the Restricted Stock Unit, and all such new, substituted or additional securities or other property shall be immediately subject to the same restrictions as are applicable to the Restricted Stock Unit.

     4.7 SETTLEMENT OF RESTRICTED STOCK UNITS.   If a Restricted Stock Unit is
payable in Common Stock, the Corporation shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant's Restricted Stock Unit Vest or on such other date determined by the Committee, in its discretion, and set forth in the Agreement, one (1) share of Common Stock and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.1 for each Restricted Stock Unit then becoming Vested or otherwise to be settled on such date, subject to the withholding of applicable taxes.

                              V. PERFORMANCE AWARDS

     5.1 GRANT OF PERFORMANCE AWARDS.   The Committee, at its discretion, may
grant Performance Awards to Participants and may determine, on an individual or group basis, the performance goals to be attained pursuant to each Performance Award.

     5.2 TERMS OF PERFORMANCE AWARDS.

     (A) Performance Awards shall consist of rights to receive cash, Common Stock, other property or a combination of each, if designated performance goals are achieved. The terms of a Participant's Performance Award shall be set forth in a Participant's Agreement. Each Agreement shall specify the performance goals, which may include the Performance Measures, applicable to a particular Participant or group of Participants, the period over which the targeted goals are to be attained, the payment schedule if the goals are attained, and any other general terms as the Committee shall determine and conditions applicable to an individual Performance Award. The Committee, at its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Award that has not been granted pursuant to Code Section 162(m).

     (B) Performance Awards may be granted as Performance Shares or Performance Units, at the discretion of the Committee.

          (i) In the case of Performance Shares, the Participant shall receive a legended certificate of Common Stock, restricted from transfer prior to the satisfaction of the designated performance goals and restrictions, as determined by the Committee and specified in the Participant's Agreement. Prior to satisfaction of the performance goals and restrictions, the Participant shall be entitled to vote the Performance Shares. Further, any dividends paid on such shares during the performance period automatically shall be reinvested on behalf of the Participant in additional Performance Shares under the Plan, and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Performance Share Award.

          (ii) In the case of Performance Units, the Participant shall receive an Agreement from the Committee that specifies the performance goals and restrictions that must be satisfied before the Corporation shall issue the payment, which may be cash, a designated number of shares of Common Stock, other property, or a combination thereof.

                           VI. ANNUAL INCENTIVE AWARDS

     6.1 GRANT OF ANNUAL INCENTIVE AWARDS.

     (A) The Committee, at its discretion, may grant Annual Incentive Awards to such Participants as it may designate from time to time. The terms of a Participant's Annual Incentive Award shall be set forth in the Participant's individual Agreement. Each Agreement shall specify such general terms and conditions as the Committee shall determine.

     (B) The determination of Annual Incentive Awards for a given year may be based upon the attainment of specified levels of Corporation or Subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Committee, including any or all of the Performance Measures.

     (C) The Committee shall (i) select those Participants who shall be eligible to receive an Annual Incentive Award, (ii) determine the performance period,
(iii) determine target levels of performance, and (iv) determine the level of Annual Incentive Award to be paid to each selected Participant upon the achievement of each performance level. The Committee generally shall make the foregoing determinations prior to the commencement of services to which an Annual Incentive Award relates (or within the permissible time-period established under Code Section 162(m)), to the extent applicable, and while the outcome of the performance goals and targets is uncertain.

     6.2 PAYMENT OF ANNUAL INCENTIVE AWARDS.

     (A) Annual Incentive Awards shall be paid in cash, shares of Common Stock or other property, at the discretion of the Committee. Payments shall be made within thirty (30) days following a determination by the Committee that the performance targets were attained and within two and a half (2 1/2) months after the later of the end of the fiscal or calendar year in which the Annual Incentive Award is earned.

     (B) The amount of an Annual Incentive Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of a Participant's base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee.

               VII. CODE SECTION 162(M) PERFORMANCE MEASURE AWARDS

     7.1 AWARDS GRANTED UNDER CODE SECTION 162(M). The Committee, at its discretion, may designate that a Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Annual Incentive Award shall be granted pursuant to Code Section 162(m). Such an Award must comply with the following additional requirements, which shall control over any other provision that pertains to such Award under Articles IV, V and VI.

     (A) Each Code Section 162(m) Award shall be based upon the attainment of specified levels of pre-established, objective Performance Measures that are intended to satisfy the performance based compensation requirements of Code
Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, an Award also may be subject to goals and restrictions in addition to the Performance Measures.

     (B) For each Code Section 162(m) Award, the Committee shall (i) select the Participant who shall be eligible to receive a Code Section 162(m) Award, (ii) determine the applicable performance period, (iii) determine the target levels of the Corporation or Subsidiary Performance Measures, and (iv) determine the number of shares of Common Stock or cash or other property (or combination thereof) subject to an Award to be paid to each selected Participant. The Committee shall make the foregoing determinations prior to the commencement of services to which an Award relates (or within the permissible time period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

     7.2 ATTAINMENT OF CODE SECTION 162(M) GOALS.

     (A) After each performance period, the Committee shall certify, in writing:
(i) if the Corporation has attained the performance targets, and (ii) the number of shares pursuant to the Award that are to become freely transferable, if applicable, or the cash or other property payable under the Award. The Committee shall have no discretion to waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of an Award except in the case of the death or Disability of a Participant.

     (B) Notwithstanding the foregoing, the Committee may, in its discretion, reduce any Award based on such factors as may be determined by the Committee, including, without limitation, a determination by the Committee that such a reduction is appropriate in light of pay practices of competitors, or the performance of the Corporation, a Subsidiary or a Participant relative to the performance of competitors, or performance with respect to the Corporation's strategic business goals.

     7.3 INDIVIDUAL PARTICIPANT LIMITATIONS.   Subject to adjustment as provided
in Section 9.1, no Participant in any one fiscal year of the Corporation may be granted (a) Options or Stock Appreciation Rights with respect to more than one hundred thousand (100,000) shares of Common Stock; (b) Restricted Stock or Restricted Stock Units that are denominated in shares of Common Stock with respect to more than twenty-five thousand (25,000) shares; and (c) Performance Awards that are denominated in shares of Common Stock with respect to more than twenty-five thousand (25,000) shares. The maximum dollar value payable to any Participant in any one fiscal year of the Corporation with respect to an Annual Incentive Award is the lesser of two (2) times the Participant's base salary for the year or $1,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted towards the applicable limitations.

                   VIII. TERMINATION OF EMPLOYMENT OR SERVICES

     8.1 OPTIONS AND STOCK APPRECIATION RIGHTS.

     (A) If, prior to the date when an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services for any reason (other than is provided in Section 9.2(a) following a Change in Control), the Participant's right to exercise the Option or Stock Appreciation Right shall terminate and all rights thereunder shall cease, unless provided otherwise in a Participant's Agreement.

     (B) If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services for any reason other than death or Disability, the Participant shall have the right, within the earlier of (i) the expiration of the Option or Stock Appreciation Right, and (ii) three (3) months after termination of employment or services, as applicable, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant's termination of employment or services, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. The Committee may designate in a Participant's Agreement that an Option or Stock Appreciation Right shall terminate at an earlier or later time than set forth above.

     (C) If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services due to death while an Option or Stock Appreciation Right is still exercisable, the person or persons to whom the Option or Stock Appreciation Right shall have been transferred by will or the laws of descent and distribution, shall have the right within the exercise period specified in the Participant's Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the Participant's date of death, subject to any other limitation on exercise in effect on the date of exercise. Provided, however, that the beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than one (1) year after a Participant's date of death.

     (D) If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services due to Disability, the Participant shall have the right, within the exercise period specified in the Participant's Agreement, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant's termination of employment or services due to Disability, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. If the Participant dies after termination of employment or services, as applicable, while the Option or Stock Appreciation Right is still exercisable, the Option or Stock Appreciation Right shall be exercisable in accordance with the terms of paragraph (c), above.

     (E) The Committee, at the time of a Participant's termination of employment or services, may accelerate a Participant's right to exercise an Option or, subject to Code Section 409A, may extend an Option term.

     (F) Shares subject to Options and Stock Appreciation Rights that are not exercised in accordance with the provisions of (a) through (e) above shall expire and be forfeited by the Participant as of their expiration date and shall become available for new Awards under the Plan as of such date.

     8.2 RESTRICTED STOCK AND RESTRICTED STOCK UNITS.   If a Participant
terminates employment for any reason (other than is provided in Section 9.2(a) following a Change in Control), the Participant's right to shares of Common Stock subject to a Restricted Stock or Restricted Stock Unit Award that are still subject to a Restriction Period automatically shall terminate and be forfeited by the Participant (or, if the Participant was required to pay a purchase price for the Restricted Stock, other than for the performance of services, the Corporation shall have the option to repurchase any shares acquired by the Participant which are still subject to the Restriction Period for the purchase price paid by the Participant) and, subject to Section 1.6, said shares shall be available for new Awards under the Plan as of such termination date. Provided, however, that the Committee, in its sole discretion, may provide in a Participant's Agreement for the continuation of a Restricted Stock Award or Restricted Stock Unit after a Participant terminates employment or services or may waive or, subject to Code Section 409A, change the remaining restrictions or add additional restrictions, as it deems appropriate. The Committee shall not waive any restrictions on a Code Section 162(m) Restricted Stock or Restricted Stock Unit Award, but the Committee may provide in a Participant's Code Section 162(m) Restricted Stock or Restricted Stock Unit Agreement or otherwise that upon the Employee's termination of employment due to
(a) death, (b) Disability, or (c) involuntary termination by the Corporation without cause (as determined by the Committee) prior to the termination of the Restriction Period, that the performance goals and restrictions shall be deemed to have been satisfied on a pro-rata basis, so that the number of shares that become freely transferable shall be based on the Participant's full number of months of employment during the employment period, and the Participant's shall forfeit the remaining shares, and the Participant's rights to such forfeited shares shall terminate in full.

     8.3 PERFORMANCE AWARDS.   Performance Awards shall expire and be forfeited
by a Participant upon the Participant's termination of employment or services for any reason (other than is provided in Section 9.2(a) following a Change in Control), and, subject to Section 1.6, shall be available for new Awards under the Plan as of such termination date. Provided, however, that the Committee, in its discretion, may provide in a Participant's Agreement or, subject to Code
Section 409A, may provide otherwise for the continuation of a Performance Award after a Participant terminates employment or services or may waive or change all or part of the conditions, goals and restrictions applicable to such Performance Award. Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Performance Award, but the Committee may provide in an Employee's Code Section 162(m) Performance Share Agreement or otherwise that upon the Participant's termination of employment due to (a) death; (b) Disability; or (c) involuntary termination by the Corporation without cause (as determined by the Committee) prior to the attainment of the associated performance goals and restrictions, that the performance goals and restrictions shall be deemed to have been satisfied on a pro-rata basis, so that the number of shares that become freely transferable shall be based on the Participant's full number of months of employment during the employment period, and the Participant's shall forfeit the remaining shares, and the Participant's rights to such forfeited shares shall terminate in full.

     8.4 ANNUAL INCENTIVE AWARDS.

     (A) A Participant who has been granted an Annual Incentive Award and terminates employment or services due to Retirement, Disability or death prior to the end of the Corporation's fiscal year shall be entitled to a pro-rated payment of the Annual Incentive Award, based on the number of full months of employment or services, as applicable during the fiscal year. Any such prorated Annual Incentive Award shall be paid at the same time as regular Annual Incentive Awards and, in the event of the Participant's death, to the Participant's designated beneficiary.

     (B) Except as otherwise determined by the Committee in its discretion, a Participant who has been granted an Annual Incentive Award and resigns or is terminated for any reason (other than Retirement, Disability or death), [before the payment date of an Annual Incentive Award], shall forfeit the right to the Annual Incentive Award payment for that fiscal year.

     8.5 OTHER PROVISIONS.   The transfer of an Employee from one corporation to
another among the Corporation and any of its Subsidiaries, or a leave of absence under the leave policy of the Corporation or any of its Subsidiaries shall not be a termination of employment for purposes of the Plan, unless a provision to the contrary is expressly stated by the Committee in a Participant's Agreement issued under the Plan.

                      IX. ADJUSTMENTS AND CHANGE IN CONTROL

     9.1 ADJUSTMENTS. In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and Awards as the Committee, in its sole discretion, deems equitable or appropriate, including adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company, as the Committee may determine to be appropriate in its sole discretion).

     9.2 CHANGE IN CONTROL.

     (A) Notwithstanding anything contained herein to the contrary, in the event of a Participant's Change in Position subsequent to a Change in Control, all of the following shall occur: (i) any outstanding Option or Stock Appreciation Right granted hereunder immediately shall become fully Vested and exercisable, regardless of any installment provision applicable to such Option or Stock Appreciation Right; (ii) the remaining Restriction Period on any Shares of Common Stock subject to a Restricted Stock or Restricted Stock Unit Award granted hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable Federal or State securities laws; (iii) all performance goals and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding Performance Awards, which immediately shall become payable; and (iv) for purposes of any Annual Incentive Awards granted hereunder, the determination of whether the performance targets and levels have been achieved shall be made as of the Change in Control and payments due shall be immediately payable.

     (B) The Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or Stock Appreciation Right outstanding immediately prior to the Change in Control shall be cancelled in exchange for a payment with respect to each Vested share of Common Stock subject to such cancelled Option or Stock Appreciation Right in (i) cash, (ii) stock of the Corporation or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Common Stock in the Change in Control over the exercise price per share under such Option or Stock Appreciation Right (the "Spread"). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to a Participant in respect of the Participant's cancelled Options and Stock Appreciation Rights as soon as practicable following the date of the Change in Control.

     (C) Notwithstanding the foregoing, but subject to Section 9.2(a), the Committee, in its discretion, may provide in the event of a Change in Control that the successor company shall assume or substitute for an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit payable in shares of Common Stock, Performance Award payable in shares of Common Stock or Annual Incentive Award payable in shares of Common Stock. For the purposes of this
Section 9.2(c), such an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Annual Incentive Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each share of Common Stock subject to such Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Annual Incentive Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of shares of Common Stock for each share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of such Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Annual Incentive Award, for each share of Common Stock subject thereto, shall be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares of Common Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

                                X. MISCELLANEOUS

     10.1 PARTIAL EXERCISE/FRACTIONAL SHARES.   The Committee may permit, and
shall establish procedures for, the partial exercise of Options and Stock Appreciation Rights granted under the Plan. No fractional shares shall be issued in connection with the exercise of a Stock Appreciation Right or payment of a Performance Award, Restricted Stock Award, Restricted Stock Unit, or Annual Incentive Award, instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

     10.2 RIGHTS PRIOR TO ISSUANCE OF SHARES.   No Participant shall have any
rights as a shareholder with respect to shares covered by an Award until the issuance of a stock certificate for such shares (or book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian). No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued except as otherwise provided in the Plan or a Participant's Agreement or by the Committee.

     10.3 NON-ASSIGNABILITY; CERTIFICATE LEGEND; REMOVAL.

     (A) Except as described below or as otherwise determined by the Committee in a Participant's Agreement, no Award shall be transferable by a Participant except by will or the laws of descent and distribution, and an Option or Stock Appreciation Right shall be exercised only by a Participant during the lifetime of the Participant. Notwithstanding the foregoing, a Participant may assign or transfer an Award that is not an Incentive Stock Option with the consent of the Committee (each transferee thereof, a "Permitted Assignee"); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and any Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Corporation evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

     (B) Each certificate representing shares of Common Stock subject to an Award shall bear the following legend:

          The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Amended and Restated Stock Option and Incentive Plan ("Plan"), rules and administrative guidelines adopted pursuant to such Plan [and an
          Agreement dated           ,           ]. A copy of the Plan, such
          rules [and such Agreement] may be obtained from the General Counsel of Syntel, Inc.

     (C) Subject to applicable Federal and State securities laws, issued shares of Common Stock subject to an Award shall become freely transferable by the Participant after all applicable restrictions, limitations, performance requirements or other conditions have terminated, expired, lapsed or been satisfied. Once such issued shares of Common Stock are released from such restrictions, limitations, performance requirements or other conditions, the Participant shall be entitled to have the legend required by this Section 10.3 removed from the applicable Common Stock certificate.

     10.4 SECURITIES LAWS.

     (A) Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock Award, Restricted Stock Unit, Performance Award or Annual Incentive Award is subject to such compliance with Federal and State laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of the Stock Exchange or any stock exchange on which the Common Stock may be listed, the provisions of any State laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

     (B) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option or Stock Appreciation Right or the grant of Restricted Stock or Restricted Stock Units or the payment of a Performance Award or Annual Incentive Award under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable Federal securities laws; (ii) under the requirements of the Stock Exchange or any other securities exchange or recognized trading market or quotation system upon which such shares of Common Stock are then listed or traded; and (iii) under any blue sky or State securities laws applicable to such shares.

     10.5 FOREIGN LAW RESTRICTIONS. Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock grant, Performance Share Award or Annual Incentive Award is subject to compliance with the laws, rules and regulations of any foreign nation applying to the authorization, issuance or sale of securities, providing of compensation, transfer of currencies and other matters, as may apply to any Participant hereunder who is a resident of such foreign nation. To the extent that it shall be impermissible under such foreign laws for such a Participant to pay the exercise price for any Option granted under the Plan (to the extent Vested), the Committee may treat such Participant as being entitled instead to exercise additional Stock Appreciation Rights which are of equivalent value to the Participant, as determined by comparing the Fair Market Value upon exercise of the number of shares subject to the Option (to the extent Vested), less the Option price of such shares. Further, to the extent that it shall be impermissible under such foreign laws for the corporation to deliver Common Stock to any such Participant pursuant to any Option, Stock Appreciation Right, Restricted Stock Grant, Performance Award or Annual Incentive Award granted under the Plan (to the extent Vested), the Committee may arrange for payment to the Participant of an equivalent amount of cash in lieu of such shares (less any amount otherwise payable by the Participant), in accordance with all applicable Untied States and foreign currency restrictions and regulations. To the extent that the Corporation is restricted in accordance with such foreign laws from delivering shares of Common Stock to Participants as would otherwise be provided for in this Plan, the Corporation shall be released from such obligation and shall not be subject to the claims of any Participant hereunder with respect thereto.

     10.6 WITHHOLDING TAXES.

     (A) The Corporation shall have the right to withhold from a Participant's compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right or the lapse of the Restriction Period on a Restricted Stock Award, Restricted Stock Unit, or the payment of a Performance Award or Annual Incentive Award. To satisfy the withholding obligation, a Participant may tender previously-acquired shares of Common Stock that have been held at least six (6) months or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The broker assisted exercise procedure of Section 2.4 may be utilized to satisfy the withholding requirements related to the exercise of an Option. At no point shall the Corporation withhold from the exercise of an Option more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations.

     (B) Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; (ii) such withholding would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002); or (iii) there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation under generally accepted accounting principles.

     10.7 TERMINATION AND AMENDMENT.

     (A) The Board may terminate the Plan, or the granting of Awards under the Plan, at any time. No new Awards shall be granted under the Plan after May 31, 2016.

     (B) The Board may amend or modify the Plan at any time and from time to time, and the Committee may amend or modify the terms of an outstanding Agreement at any time and from time to time, but no amendment or modification, without the approval of the shareholders of the Corporation, shall (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the amount of Common Stock for which Awards may be made under the Plan, except as permitted under Sections 1.6 and Article 9; or (iii) change the provisions relating to the eligibility of individuals to whom Awards may be made under the Plan. In addition, if the Corporation's Common Stock is listed on a Stock Exchange, the Board may not amend the Plan in a manner requiring approval of the




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shareholders of the Corporation under the rules of the Stock Exchange without obtaining the approval of the shareholders.

     (C) No amendment, modification, or termination of the Plan or an outstanding Agreement shall in any manner adversely affect any then outstanding Award under the Plan without the consent of the Participant holding such Award, except as set forth in any Agreement relating to the Award, or to bring the Plan and/or an Award into compliance with the requirements of Code Section 409A or to qualify for an exemption under Code Section 409A.

     10.8 CODE SECTION 409A.   It is intended that Awards granted under the Plan
shall be exempt from or in compliance with Code Section 409A, and the Board reserves the right to amend the terms of the Plan, and the Committee reserves the right to amend any outstanding Agreement if necessary either to exempt such Award from Code Section 409A or comply with the requirements of Code Section 409A, as applicable. Further, Plan Participants who are "Specified Employees" (as defined under Code Section 409A and IRS guidance issued thereunder), shall be required to delay payment of an Award for six (6) months after separation from service to the extent such Award is governed by Code Section 409A, and the delay is required thereunder.

     10.9 EFFECT ON EMPLOYMENT OR SERVICES.   Neither the adoption of the Plan
nor the granting of any Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment or services of the Corporation or a Subsidiary.

     10.10 USE OF PROCEEDS.   The proceeds received from the sale of Common
Stock pursuant to the Plan shall be used for general corporate purposes of the Corporation.

     10.11 SEVERABILITY.   If any one or more of the provisions (or any part
thereof) of this Plan or of any Agreement issued hereunder, shall be held to be invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or of any Agreement shall not in any way be affected or impaired thereby. The Corporation may, without the consent of any Participant, and in a manner determined necessary solely in the discretion of the Corporation, amend the Plan and any outstanding Agreement as the Corporation deems necessary to ensure the Plan and all Awards remain valid, legal or enforceable in all respects.

     10.12 BENEFICIARY DESIGNATION. Subject to local laws and procedures, each Participant may file a written beneficiary designation with the Corporation stating who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before receipt of any or all of a Plan benefit. Each designation shall revoke all prior designations by the same Participant, be in a form prescribed by the Corporation, and become effective only when filed by the Participant in writing with the Corporation during the Participant's lifetime. If a Participant dies without an effective beneficiary designation for a beneficiary who is living at the time of the Participant's death, the Corporation shall pay any remaining unpaid benefits to the Participant's legal representative.

     10.13 UNFUNDED OBLIGATION.   A Participant shall have the status of a
general unsecured creditor of the Corporation. Any amounts payable to a Participant pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. The Corporation shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Corporation shall retain at all times beneficial ownership of any investments, including trust investments, which the Corporation may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or the Corporation and a Participant, or otherwise create any Vested or beneficial interest in any Participant or the Participant's creditors in any assets of the Corporation. A Participant shall have no claim against the Corporation for any changes in the value of any assets which may be invested or reinvested by the Corporation with respect to the Plan.

     10.14 APPROVAL OF PLAN.   The Plan shall be subject to the approval of the
holders of at least a majority of the votes cast at a duly held meeting of shareholders of the Corporation held within twelve (12) months after adoption of the Plan by the Board. No Award granted under the Plan may be exercised or paid in whole or in part unless the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within twelve

(12) months after approval by the Board, the Plan and any Awards granted under the Plan shall be null and void, with no further force or effect.

     10.15 GOVERNING LAW. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and Agreements under the Plan, shall be governed by the laws of the State of Michigan, without regard to its conflict of law rules.

     This Syntel, Inc. 2006 Stock Option and Incentive Plan has been executed on behalf of the Corporation on this the 1st day of June, 2006.

                                        SYNTEL, INC.

                                        By:
                                            ------------------------------------
                                            Bharat Desai, President